Exhibit 99.1

PRESS RELEASE

CONTACT: Brian L. Cantrell Alliance Holdings GP, L.P. 1717 South Boulder Avenue, Suite 400 Tulsa, Oklahoma 74119 (918) 295-7673

FOR IMMEDIATE RELEASE

ALLIANCE HOLDINGS GP, L.P.

Reports Quarterly Financial Results; Increases Quarterly Distribution by 0.7% to $0.7475 Per Unit;  and Updates Simplification Efforts

TULSA, OKLAHOMA, April 30, 2018 — Alliance Holdings GP, L.P. (NASDAQ: AHGP) today reported financial results for the quarter ended March 31, 2018 (the "2018 Quarter"). As previously announced on April 27, 2018, the Board of Directors of its general partner (the "Board") approved a distribution to unitholders of $0.7475 per unit (an annualized rate of $2.99 per unit) for the 2018 Quarter, payable on May 18, 2018 to AHGP unitholders of record as of the close of trading on May 11, 2018.  The announced distribution represents a 35.9% increase over the cash distribution of $0.55 for the quarter ended March 31, 2017 (the "2017 Quarter") and a 0.7% increase over the cash distribution of $0.7425 for the quarter ended December 31, 2017 (the "Sequential Quarter").

AHGP's principal sources of cash flow are its ownership interests in Alliance Resource Partners, L.P. (NASDAQ: ARLP).  The declared distribution is based on the distribution AHGP will receive from its ownership interests in ARLP, which previously announced on April 27, 2018 a quarterly distribution for the 2018  Quarter of $0.515 per unit, or $2.06 per unit on an annualized basis, payable on May  15, 2018 to all unitholders of record as of the close of trading on May 8, 2018.

AHGP also reported net income attributable to AHGP for the 2018 Quarter of $103.7 million, or $1.73 per basic and diluted limited partner unit, an increase of 88.5% compared to net income attributable to AHGP for the 2017 Quarter of $55.0 million, or $0.92 per basic and diluted limited partner unit.  Net income attributable to AHGP for the 2018 Quarter increased approximately 110.4% compared to net income attributable to AHGP for the Sequential Quarter of $49.3 million, or $0.82 per basic and diluted limited partner unit.

Operating results for AHGP reflect those of the operating subsidiaries of ARLP and, as a result, AHGP reports its financial results on a consolidated basis with the financial results of ARLP.  The consolidated net income of AHGP includes earnings and losses attributable to both AHGP and noncontrolling interests.

On February 23, 2018 ARLP and AHGP (collectively, the “Alliance Partnerships”) jointly announced an agreement pursuant to which, through a series of transactions (the “Simplification Transactions”), AHGP would become a wholly owned subsidiary of ARLP and all of the ARLP common units held

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by AHGP and its subsidiaries would be distributed to the unitholders of AHGP in exchange for their AHGP common units.  Pursuant to this agreement, ARLP filed a preliminary registration statement on Form S-4 on March 29, 2018.  On April 26, 2018, the Securities Exchange Commission declared the Form S-4 effective to register the distribution of the ARLP common units currently held by AHGP and its subsidiaries to AHGP’s unitholders and, on April 27, 2018, AHGP  mailed consent solicitation statements to its unitholders of record as of April 25, 2018. Consummation of the Simplification Transactions remains subject to the affirmative vote or consent of the holders of a majority of the outstanding AHGP common units.    Certain AHGP unitholders, which collectively own a majority of the outstanding AHGP common units, have agreed to deliver a written consent approving the Simplification Transactions pursuant to a support agreement.  The Alliance Partnerships expect to close the Simplification Transactions during the second quarter of 2018 following AHGP's quarterly cash distribution to unitholders discussed above.

A joint conference call regarding AHGP and ARLP's 2018 Quarter financial results is scheduled for today at 10:00 a.m. Eastern.  To participate in the conference call, dial (877)  506-1589 and request to be connected to the Alliance Resource Partners, L.P. and Alliance Holdings GP, L.P earnings conference call.  Canadian callers should dial (855) 669-9657 and all other International callers should dial (412) 317-5240 and request to be connected to the same call.  Investors may also listen to the call via the "investor information" section of ARLP's website at http://www.arlp.com or AHGP's website at http://www.ahgp.com.

An audio replay of the conference call will be available for approximately one week.  To access the audio replay, dial US Toll Free (877) 344-7529; International Toll (412) 317-0088; Canada Toll Free (855) 669-9658 and request to be connected to replay access code 10118635.

About Alliance Holdings GP, L.P.

AHGP is a limited partnership formed to own and control ARLP's general partner through which it holds a non-economic general partner interest in ARLP and an approximate one percent general partner interest in ARLP's operating subsidiary, Alliance Resource Operating Partners, L.P.  In addition, AHGP owns 87,188,338 common units of ARLP.

News, unit prices and additional information about AHGP including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com.  For more information, contact the investor relations department of AHGP at (918) 295-1415 or via e-mail at investorrelations@ahgp.com.

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The statements and projections used throughout this release are based on current expectations.  These statements and projections are forward-looking, and actual results may differ materially.  These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release.  At the end of this release, we have included more information regarding business risks that could affect our results.

FORWARD-LOOKING STATEMENTS:  With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results.  These risks, uncertainties and contingencies include, but are not limited to, the following: changes in competition in coal markets and the ability of ARLP and its consolidated subsidiaries

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(the "ARLP Partnership") to respond to such changes; changes in coal prices, which could affect the ARLP Partnership's operating results and cash flows; risks associated with the expansion of the ARLP Partnership's operations and properties; legislation, regulations, and court decisions and interpretations thereof, including those relating to the environment and the release of greenhouse gases, mining, miner health and safety and health care; deregulation of the electric utility industry or the effects of any adverse change in the coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing existing contracts upon expiration; changing global economic conditions or in industries in which the ARLP Partnership's customers operate; liquidity constraints, including those resulting from any future unavailability of financing; customer bankruptcies, cancellations or breaches to existing contracts, or other failures to perform; customer delays, failure to take coal under contracts or defaults in making payments; adjustments made in price, volume or terms to existing coal supply agreements; fluctuations in coal demand, prices and availability; changes in oil and gas prices, which could affect the ARLP Partnership’s investments in oil and gas mineral interests and gas compression services; the ARLP Partnership's productivity levels and margins earned on its coal sales; changes in raw material costs; changes in the availability of skilled labor; the ARLP Partnership's ability to maintain satisfactory relations with its employees; increases in labor costs, including costs of health insurance and taxes resulting from the Affordable Care Act, adverse changes in work rules, or cash payments or projections associated with post-mine reclamation and workers' compensation claims; increases in transportation costs and risk of transportation delays or interruptions; operational interruptions due to geologic, permitting, labor, weather-related or other factors; risks associated with major mine-related accidents, such as mine fires, or interruptions; results of litigation, including claims not yet asserted; difficulty maintaining the ARLP Partnership's surety bonds for mine reclamation as well as workers' compensation and black lung benefits; difficulty in making accurate assumptions and projections regarding post-mine reclamation as well as pension, black lung benefits and other post-retirement benefit liabilities; the coal industry's share of electricity generation, including as a result of environmental concerns related to coal mining and combustion and the cost and perceived benefits of other sources of electricity, such as natural gas, nuclear energy and renewable fuels; uncertainties in estimating and replacing the ARLP Partnership's coal reserves; a loss or reduction of benefits from certain tax deductions and credits; difficulty obtaining commercial property insurance, and risks associated with the ARLP Partnership's participation (excluding any applicable deductible) in the commercial insurance property program; and difficulty in making accurate assumptions and projections regarding future revenues and costs associated with investments in companies the ARLP Partnership does not control.

Additional information concerning these and other factors can be found in AHGP's public periodic filings with the Securities and Exchange Commission ("SEC"), including AHGP's Annual Report on Form 10-K for the year ended December 31, 2017, filed on February 23,  2018 with the SEC.  Except as required by applicable securities laws, AHGP does not intend to update its forward-looking statements.

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA

(In thousands, except unit and per unit data)

(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
SALES AND OPERATING REVENUES:
Coal sales	$423,610	$438,744
Transportation revenues	19,785	9,596
Other sales and operating revenues	13,641	12,665
Total revenues	457,036	461,005

EXPENSES:
Operating expenses (excluding depreciation, depletion and amortization)	277,238	262,027
Transportation expenses	19,785	9,596
Outside coal purchases	1,374	—
General and administrative	17,145	16,447
Depreciation, depletion and amortization	61,848	65,127
Settlement gain	(80,000)	—
Total operating expenses	297,390	353,197

INCOME FROM OPERATIONS	159,646	107,808
Interest expense, net	(10,858)	(7,516)
Interest income	68	25
Equity investment income	3,736	3,700
Equity securities income	3,724	—
Other (expense) income	(847)	533

INCOME BEFORE INCOME TAXES	155,469	104,550

INCOME TAX EXPENSE	(10)	(12)

NET INCOME	155,479	104,562

LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(51,759)	(49,551)

NET INCOME ATTRIBUTABLE TO ALLIANCE HOLDINGS GP, L.P. ("NET INCOME OF AHGP")	$103,720	$55,011

BASIC AND DILUTED NET INCOME OF AHGP PER LIMITED PARTNER UNIT	$1.73	$0.92

DISTRIBUTIONS PAID PER LIMITED PARTNER UNIT	$0.7425	$0.5500

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING – BASIC AND DILUTED	59,863,000	59,863,000

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

(Unaudited)

	March 31,	December 31,
	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$30,700	$8,643
Trade receivables	157,798	181,671
Other receivables	229	146
Due from affiliates	11	25
Inventories, net	83,944	60,275
Advance royalties, net	2,856	4,510
Prepaid expenses and other assets	19,864	28,192
Total current assets	295,402	283,462
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	2,983,666	2,934,188
Less accumulated depreciation, depletion and amortization	(1,520,732)	(1,457,532)
Total property, plant and equipment, net	1,462,934	1,476,656
OTHER ASSETS:
Advance royalties, net	50,800	39,660
Equity method investments	158,669	147,964
Equity securities	110,122	106,398
Goodwill	136,399	136,399
Other long-term assets	30,442	30,712
Total other assets	486,432	461,133
TOTAL ASSETS	$2,244,768	$2,221,251

LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES:
Accounts payable	$93,577	$97,371
Due to affiliates	—	771
Accrued taxes other than income taxes	20,307	20,366
Accrued payroll and related expenses	34,530	35,801
Accrued interest	12,499	5,005
Workers' compensation and pneumoconiosis benefits	10,769	10,729
Current capital lease obligations	28,948	28,613
Other current liabilities	16,732	19,071
Current maturities, long-term debt, net	40,000	72,400
Total current liabilities	257,362	290,127
LONG-TERM LIABILITIES:
Long-term debt, excluding current maturities, net	386,703	415,937
Pneumoconiosis benefits	72,509	71,875
Accrued pension benefit	42,906	45,317
Workers' compensation	46,861	46,694
Asset retirement obligations	126,287	126,750
Long-term capital lease obligations	50,634	57,091
Other liabilities	20,055	14,587
Total long-term liabilities	745,955	778,251
Total liabilities	1,003,317	1,068,378

PARTNERS’ CAPITAL:
Alliance Holdings GP, L.P. ("AHGP") Partners' Capital:
Limited Partners – Common Unitholders 59,863,000 units outstanding	685,127	626,831
Accumulated other comprehensive loss	(34,087)	(34,820)
Total AHGP Partners' Capital	651,040	592,011
Noncontrolling interests	590,411	560,862
Total Partners’ Capital	1,241,451	1,152,873
TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$2,244,768	$2,221,251

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES:	$224,311	$176,552

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment:
Capital expenditures	(51,525)	(30,346)
Increase (decrease) in accounts payable and accrued liabilities	(15)	2,144
Proceeds from sale of property, plant and equipment	7	453
Contributions to equity method investments	(11,400)	(9,287)
Distributions received from investments in excess of cumulative earnings	736	1,191
Net cash used in investing activities	(62,197)	(35,845)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under securitization facility	37,600	—
Payments under securitization facility	(70,000)	—
Borrowings under revolving credit facilities	70,000	—
Payments under revolving credit facilities	(100,000)	(25,000)
Payments on capital lease obligations	(6,974)	(6,678)
Payment of debt issuance costs	—	(6,664)
Contributions to consolidated company from affiliate noncontrolling interest	—	251
Net settlement of withholding taxes on ARLP's issuance of units in deferred compensation plans	(2,081)	(2,988)
Contribution by limited partner - affiliate	—	800
Distributions paid by consolidated partnership to noncontrolling interests	(23,257)	(19,810)
Distributions paid to Partners	(44,449)	(32,925)
Other	(896)	(190)
Net cash used in financing activities	(140,057)	(93,204)

NET CHANGE IN CASH AND CASH EQUIVALENTS	22,057	47,503

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	8,643	44,525

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$30,700	$92,028

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